                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
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    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                     MERCHANTS BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                     [LOGO]

                                 March 22, 1999

Dear Stockholder:

    You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Merchants Bancorp, Inc. to be held at the Copley Theatre, North Island Center, 8 East Galena Boulevard, Aurora, Illinois on Tuesday, April 20, 1999 at 9:30 a.m.

    As more fully described in the attached Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, the principal business to be addressed at the meeting is the election of directors and the ratification of the appointment of Crowe, Chizek and Company LLP as independent public accountants for the current fiscal year. In addition, we will review with you the affairs and progress of the Company during the past fiscal year.

    Your participation at this meeting is very important, regardless of the number of shares you hold. Whether or not you contemplate attending the meeting, we would appreciate your dating, signing and mailing the enclosed proxy as promptly as possible in the accompanying envelope. If you attend the meeting, you may revoke your proxy and vote your shares in person.

    We look forward with pleasure to seeing and visiting with you at the meeting.

                                          Sincerely,

                                                      [SIGNATURE]

                                          CALVIN R. MYERS
                                          CHAIRMAN, PRESIDENT
                                          AND CHIEF EXECUTIVE OFFICER

      1851 WEST GALENA BOULEVARD - AURORA, ILLINOIS 60507 - (630) 896-9000

                                     [LOGO]

                           1851 WEST GALENA BOULEVARD
                          AURORA, ILLINOIS 60507-0289
                                 (630) 896-9000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 20, 1999
TO THE STOCKHOLDERS OF MERCHANTS BANCORP, INC., AURORA, ILLINOIS:

    The Annual Meeting of Stockholders of Merchants Bancorp, Inc. (the "Company") will be held at the Copley Theatre, North Island Center, 8 East Galena Boulevard, Aurora, Illinois 60506, on Tuesday, April 20, 1999, at 9:30 a.m., for the following purposes:

    1. To elect three individuals to serve in Class C for a term of three years.

    2. To ratify the appointment of Crowe, Chizek and Company LLP as independent public accountants for the Company for the year ending December 31, 1999.

    3. To act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

    Stockholders of record on the books of the Company at the close of business on March 8, 1999, will be entitled to vote at the meeting. STOCKHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING. Stockholders giving proxies retain the right to revoke them at any time before they are voted by written notice of revocation to the Secretary of the Company, and stockholders present at the meeting may revoke their proxies and vote in person.

    For further information concerning individuals nominated as directors, use of the proxy, and other related matters, you are respectfully urged to read the Proxy Statement on the following pages. Enclosed is a copy of the Company's 1998 Annual Report to Stockholders.

                                          By order of the Board of Directors,

                                                  [SIGNATURE]

                                          DANA K. HOPP

                                          ADMINISTRATIVE ASSISTANT
                                          AND SECRETARY-TREASURER

Aurora, Illinois
March 22, 1999

                            MERCHANTS BANCORP, INC.
                          1851 WEST GALENA BOULEVARD,
                          AURORA, ILLINOIS 60507-0289
                                 (630) 896-9000

                                PROXY STATEMENT

    This Proxy Statement is furnished to stockholders of record on March 8, 1999, of Merchants Bancorp, Inc. (the "Company") in connection with the solicitation on behalf of the Board of Directors of proxies to be used at the Annual Meeting of Stockholders, or any adjournments or postponements thereof. The meeting will be held at the Copley Theatre, North Island Center, 8 East Galena Boulevard, Aurora, Illinois 60506, on Tuesday, April 20, 1999, at 9:30 a.m. The Company is a bank holding company which is the parent of The Merchants National Bank of Aurora, Aurora, Illinois ("Merchants Bank").

    The Board of Directors would like to have all stockholders represented at the meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. Stockholders giving proxies retain the right to revoke them at any time before they are voted by written notice of revocation to the Secretary of the Company, and stockholders present at the meeting may revoke their proxy and vote in person. A proxy, when properly executed and not so revoked, will be voted in accordance therewith. A majority of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum.

    Stockholders of record on the books of the Company, at the close of business on March 8, 1999, will be entitled to vote at the meeting. As of March 8, 1999, the Company had outstanding 5,181,071 shares of Common Stock, par value $1.00 per share, with each share entitling its owner to one vote on each matter submitted to a vote at the Annual Meeting. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be required to constitute stockholder approval. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote. Abstentions will be treated as votes against a proposal and broker non-votes will have no effect on the vote.

    The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone, courier or facsimile transmission by officers, directors and certain employees of the Company who will not be specially compensated for such solicitation. This Proxy Statement and the accompanying proxy card were mailed or given to stockholders commencing on or about March 22, 1999.

                             ELECTION OF DIRECTORS

    At the Annual Meeting of the Stockholders to be held on April 20, 1999, the stockholders will be entitled to elect three (3) Class C directors for a term expiring in 2002. The directors of the Company are divided into three classes having staggered terms of three years. Of the nominees for election as Class C directors, Mr. Myers is an incumbent director. Mrs. Henning and Mr. Voris are newly elected to the Board to replace Mr. C. Tell Coffey, who is retiring as a director after serving on the Board since 1982, and Dr. John J. Swalec, who is not standing for reelection as a director after serving on the Board since 1988. The Company has no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

    Set forth below is information concerning the nominees for election and for the other persons whose terms of office will continue after the meeting, including age, year first elected a director and business experience during the previous five years of each, as of March 8, 1999. Each of the three nominees for Class C director, if elected at the Annual Meeting of Stockholders, will serve as a Class C director for a three year term expiring in 2002. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES FOR EACH OF THE NOMINEES.

                                    NOMINEES

                                                    PRINCIPAL OCCUPATION FOR THE PAST                YEAR ELECTED
NAME AND AGE                                       FIVE YEARS AND OTHER DIRECTORSHIPS                TO THE BOARD
------------------------------------  -------------------------------------------------------------  ------------
CLASS C
(TERM EXPIRES 2002)

Jacqueline E. Henning ..............  Community Leader; Director, Merchants National Bank                Nominee
(Age 49)                               (1990-present)

Calvin R. Myers ....................  Chairman of the Board, President and CEO of Merchants                 1986
(Age 56)                               Bancorp, Inc. and of The Merchants National Bank of Aurora;
                                       Director and President, VBH Corp. (1996-1998); Director and
                                       President, Valley Banc Services Corp. (1996-1998); Director,
                                       Fox Valley Bank of St. Charles (1996-1998)

Frank K. Voris .....................  Vice President of Merchants Bancorp, Inc. (1993-present);          Nominee
(Age 59)                               Director, Executive Vice President and COO of Merchants
                                       National Bank of Aurora (1990-present); Director of Hinckley
                                       State Bank (1996-1998)

                                              CONTINUING DIRECTORS

CLASS A
(TERM EXPIRES 2000)

William F. Hejna ...................  Retired (1998-present); Senior Attending Surgeon,                     1996
(Age 66)                               Rush-Presbyterian-St. Luke's Medical Center, Chicago,
                                       Illinois; Professor, Rush Medical College and Rush College
                                       of Health Sciences; Managing Partner, Pain & Rehabilitation
                                       Clinic of Chicago; Director, MacNeal Memorial Hospital
                                       Association

James D. Pearson ...................  President and Director, Aurora Metals Division, LLC                   1982
(Age 61)                               (non-ferrous foundry) (1981-present); Director, Merchants
                                       National Bank (1982-present)

Frank A. Sarnecki ..................  Director General, Moose International, Inc. (fraternal                1994
(Age 63)                               organization)(1994-present); Director, Merchants National
                                       Bank (1994-present)

CLASS B
(TERM EXPIRES 2001)

William C. Glenn ...................  President and Director, Olsson Roofing Company, Inc. (roofing         1982
(Age 60)                               and sheet metal contractor); Director, Merchants National
                                       Bank (1977-present)

                                                    PRINCIPAL OCCUPATION FOR THE PAST                YEAR ELECTED
NAME AND AGE                                       FIVE YEARS AND OTHER DIRECTORSHIPS                TO THE BOARD
------------------------------------  -------------------------------------------------------------  ------------
John M. Lies .......................  President (1998-present); Vice President and Treasurer,               1995
(Age 52)                               Arnold Lies Co. (real estate investment and management
                                       company)(1969-1998); Director, Merchants National Bank
                                       (1989-present)

Norman L. Titiner ..................  President, Carpetville, Inc. (retail floor coverings)                 1989
(Age 65)                               (1966-present); Director, Merchants National Bank
                                       (1988-present)

------------------------

    There are no arrangements or understandings between any of the directors, executive officers or any other person pursuant to which any of the directors or executive officers have been selected for their respective positions.

BOARD COMMITTEES AND MEETINGS

    The Board of Directors of the Company has established an Executive Committee. The directors of the Company who are members of the Executive Committee are C. Tell Coffey, William C. Glenn, John M. Lies, James D. Pearson, Frank A. Sarnecki, and John J. Swalec. This committee has the responsibility for nominating persons for vacancies on the board and for reviewing and approving the compensation of executive officers. The Executive Committee also handles such other matters as are delegated to it by the Board of Directors, including, without limitation, acting in lieu of the full Board of Directors between regularly scheduled quarterly meetings. The Executive Committee met four times in 1998. The Executive Committee will consider suggestions for nominations of possible candidates for directors submitted by stockholders. Stockholders who wish to suggest qualified candidates should write to the Secretary of the Company at 1851 West Galena Boulevard, Aurora, Illinois 60507-0289, stating in detail the qualifications of such person for consideration by the committee. In addition, such nominations must comply with the other provisions of Article II,
Section 10 of the Company's Bylaws.

    The Board of Directors of the Company also has established an Examining Committee. The directors of the Company who are members of the Examining Committee are C. Tell Coffey, William F. Hejna and Frank A. Sarnecki. The Examining Committee confers with the independent auditors of the Company and otherwise reviews the standards of internal controls, reviews the scope and results of the audits, assesses the accounting principles followed by the Company and recommends the selection of independent auditors. The Examining Committee met four times in 1998.

    The Board of Directors of the Company had five meetings during 1998. All of the directors during their terms of office in 1998 attended at least 75% of the Board of Directors meetings and committee meetings on which they served, except Mr. Sarnecki who attended 69% of such meetings.

COMPENSATION OF DIRECTORS

    Through December, 1998, directors' fees paid by the Company included $500 for each quarterly meeting of the Board of Directors attended, $250 for each Executive Committee meeting attended and $200 for each Examining Committee meeting attended. Mr. Myers receives no fees for his services as a director of the Company and, in addition to the above fees, Dr. Hejna receives an annual retainer of $1,800. Directors' remuneration is paid quarterly.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock at March 15, 1999, by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by each director or nominee, by each executive officer named in the Summary Compensation Table and by all directors and executive officers of the Company as a group.

                                                                                      AMOUNT AND NATURE
                                                                                             OF
NAME OF INDIVIDUAL OR                                                                    BENEFICIAL         PERCENT
NUMBER OF INDIVIDUALS IN GROUP                                                          OWNERSHIP(1)       OF CLASS
-----------------------------------------------------------------------------------  -------------------  -----------

5% STOCKHOLDERS....................................................................         157,310(2)         6.10%

The Banc Funds Company, L.L.C.
  208 South LaSalle Street
  Chicago, IL 60604

DIRECTORS AND NOMINEES

William C. Glenn...................................................................          75,906(3)         1.47%

William F. Hejna, M.D..............................................................           3,000            *

Jacqueline E. Henning..............................................................           2,885            *

John M. Lies.......................................................................           7,545            *

Calvin R. Myers....................................................................          99,259(4)         1.92%

James D. Pearson...................................................................          30,067            *

Frank A. Sarnecki..................................................................           1,444            *

Norman L. Titiner..................................................................           5,920            *

Frank K. Voris.....................................................................          78,996(5)         1.52%

OTHER EXECUTIVE OFFICERS

Terence L. Kothe...................................................................          26,666(6)         *

Randal A. Wright...................................................................          31,037(7)         *

J. Douglas Cheatham................................................................          21,981(8)         *

All directors and executive officers as a group (13 persons).......................         387,944(10)        7.49%

------------------------

*   Less than 1%

(1) The information contained in this column is based upon information furnished to the Company by the individuals named above. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below.

(2) As reported in a 13(d) filed on June 10, 1997.

(3) Includes 29,000 shares held by Merchants Bank as agent and over which Mr. Glenn has no voting and sole investment power. Excludes 2,652 shares beneficially owned by Mr. Glenn's adult children. Mr. Glenn disclaims beneficial ownership of all such excluded shares.

(4) Includes 8,400 shares held in a trust of Mr. Myers' spouse, over which shares Mr. Myers has no voting or investment power and 65,686 shares subject to options awarded pursuant to the Merchants Bancorp, Inc. 1993 Stock Incentive Plan (the "Stock Option Plan") which are presently exercisable and over which Mr. Myers has no voting and sole investment power.

(5) Includes 25,000 shares held in trust as part of the Estate of Frank Voris over which Mr. Voris shares investment power but has no voting power and 29,106 shares subject to options awarded pursuant to the Stock Option Plan which are presently exercisable and over which Mr. Voris has no voting and sole investment power. Excludes 5,940 shares held by Mr. Voris' spouse and 3,581 shares beneficially owned by Mr. Voris' adult children, the beneficial ownership of which shares is disclaimed by Mr. Voris.

(6) Includes 10,642 shares subject to options awarded pursuant to the Stock Option Plan which are presently exercisable and over which Mr. Kothe has no voting and sole investment power.

(7) Includes 21,508 shares subject to options awarded pursuant to the Company's Stock Option Plan which are presently exercisable and over which Mr. Wright has no voting and sole investment power.

(8) Includes 16,943 shares subject to options awarded pursuant to the Company's Stock Option Plan which are presently exercisable and over which Mr. Cheatham has no voting and sole investment power.

(9) Includes an aggregate of 145,193 shares subject to options awarded to certain directors and officers pursuant to the Stock Option Plan which are presently exercisable and over which the respective directors and/or officers have no voting and sole investment power.

    As of March 8, 1999, Merchants Bank held in its Trust Department in various fiduciary capacities 872,415 shares of the Company's Common Stock (16.8% of the total outstanding). Merchants Bank had full voting responsibility with respect to 409,601 of such shares (7.9% of the total outstanding). Merchants Bank shared voting responsibility with respect to 54,084 of such shares (1.0% of the total outstanding). If Merchants Bank and the person or entity with which it shares voting power do not agree on how these shares should be voted, these shares would not be voted. It is the general policy of Merchants Bank to vote shares of stock of the Company in accordance with the recommendations of the Board of Directors. Merchants Bank had full investment power with respect to 276,363 shares (5.3% of the total outstanding) and shared investment power with respect to 75,324 shares (1.5% of the total outstanding).

    Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers, directors and persons who own more than 10% of the Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of the copies of such forms, and, if appropriate, representations made to the Company by any such reporting person concerning whether a Form 5 was required to be filed for 1998, the Company is not aware that any of its directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during the period commencing January 1, 1998 through December 31, 1998, except that Mr. Pearson reported a purchase of 535 shares which occurred on September 23, 1998 on a Form 4 filed on December 16, 1998 and Mr. Sarnecki reported a purchase of 200 shares which occurred on November 2, 1998 on a Form 4 filed on December 16, 1998.

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

    The following table shows the compensation earned for the last three fiscal years by the Chief Executive Officer and those executive officers of the Company (including those employed by the Company's subsidiaries) whose 1998 salary and bonus exceeded $100,000:


                                      SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                                                          COMPENSATION
                                                ANNUAL COMPENSATION          AWARDS

               (A)                    (B)         (C)          (D)             (G)             (I)

                                                                           SECURITIES       ALL OTHER
            NAME AND                                                       UNDERLYING      COMPENSATION
       PRINCIPAL POSITION            YEAR     SALARY($)(1) BONUS($)(2)  OPTIONS/SARS(#)(3)   ($)(4)

Calvin R. Myers                         1998   $ 307,519    $  16,986          10,934       $  36,497
Chairman of the Board, President        1997     288,456       45,377          16,082          18,729
and Chief Executive Officer of          1996     250,001       53,754          16,022          12,000
the Company and Merchants Bank

Frank K. Voris                          1998   $ 155,000    $   7,603           4,220       $  27,545
Vice President of the Company           1997     146,769       19,024           6,968          13,589
and Executive Vice President and        1996     134,500       24,073           7,318          11,609
Chief Operating Officer of
Merchants Bank

Terence L. Kothe                        1998   $ 133,050    $   4,177           3,059       $  36,140
Executive Vice President,               1997     126,308       14,449           4,854          37,736
Trust and Financial Services            1996     118,750       10,936           5,366          25,741
Division of Merchants Bank

Randal A. Wright                        1998   $ 139,530    $   4,680           3,339       $  43,939
Executive Vice President,               1997     133,231       17,602           5,068          12,044
Commercial Banking Division of          1996     124,063       12,012           5,488          10,510
Merchants Bank

J. Douglas Cheatham                     1998   $  99,500    $   4,310           2,521       $  34,285
Chief Financial Officer of the          1997      93,215       15,907           3,722           8,631
Company and Merchants Bank              1996      84,400       10,830           4,282           7,304

------------------------

(1) Includes amounts deferred under the Merchants Bancorp, Inc. Thrift Plan.

(2) These amounts primarily include cash awards under the Management Incentive Plan. The Management Incentive Plan provides for the payment of cash awards based upon the executive's salary and the Company's return on equity for the year. Management Incentive Plan awards are paid in the year following the year earned.

(3) Represents options to buy Common Stock of the Company granted under the Stock Option Plan as adjusted for a 2 for 1 stock split on September 30, 1997.

(4) The total amounts in this column reflect the Company's contributions under the Merchants Bancorp, Inc. Thrift Plan as follows: Calvin R. Myers, $19,559; Frank K. Voris, $14,088; Terence L.

    Kothe, $13,020; Randal A. Wright, $13,318; and J. Douglas Cheatham, $9,705. Other compensation includes a one-time supplemental payout as a result of the termination of the Company's Defined Benefit Plan. With respect to Mr. Kothe, $11,239 reflects compensation received under an incentive compensation program relating to new accounts he is directly responsible for bringing to the organization.

STOCK OPTION INFORMATION

    The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named in the Summary Compensation Table:

                                    OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS

                                                                                      POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED
                                                                                        ANNUAL RATES OF
                                                                                          STOCK PRICE
                                                                                        APPRECIATION FOR
                                                                                          OPTION TERM
            (A)                   (B)            (C)            (D)          (E)         (F)        (G)
                                             % OF TOTAL
                                OPTIONS    OPTIONS GRANTED  EXERCISE OR
                                GRANTED    TO EMPLOYEES IN  BASE PRICE   EXPIRATION
            NAME                (#)(1)       FISCAL YEAR      ($/SH)        DATE        5%($)     10%($)

Calvin R. Myers                   10,934            39%      $  28.625      1/20/08   $ 196,835  $ 498,819


Frank K. Voris                     4,220            15%         28.625      1/20/08      75,969    192,520

Terence L. Kothe                   3,059            11%         28.625      1/20/08      55,068    139,554

Randal A. Wright                   3,339            12%         28.625      1/20/08      60,109    152,328

J. Douglas Cheatham                2,521             9%         28.625      1/20/08      45,383    115,010

(1) Options become exercisable in equal portions (rounded to nearest share) on July 20, 1998, January 20, 1999, and January 20, 2000.

    The following table sets forth certain information concerning the exercisable and nonexercisable stock options at December 31, 1998 held by the individuals named in the Summary Compensation Table:

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                             SHARES                    OPTIONS AT FY-END         IN-THE-MONEY OPTIONS
                            ACQUIRED      VALUE              (#)(D)                AT FY-END ($)(E)
          NAME             ON EXERCISE  REALIZED
         (#)(A)              (#)(B)      ($)(C)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE

Calvin R. Myers                --       $  --          65,686         9,004     $ 812,237    $  52,234

Frank K. Voris                 --          --          29,106         3,728       366,619       22,693

Terence L. Kothe                9,012     193,724      10,642         2,637       100,012       15,798

Randal A. Wright               --          --          21,508         2,801       268,579       16,463

J. Douglas Cheatham            --          --          16,943         2,080       213,935       12,085

EMPLOYMENT AGREEMENTS

    The Company entered into a three-year employment agreement with Mr. Myers on August 30, 1993. In the absence of a notice from either party to the contrary, the employment term under the agreement extends for an additional year on each anniversary of the agreement. Under this agreement, Mr. Myers received an annual salary of $307,519 in 1998. The agreement includes provisions for periodic increases of Mr. Myers' salary, incentive compensation and participation in the Company's benefit plans.

    The agreement is terminable at any time by either the Company's Board of Directors or Mr. Myers. The Company may terminate the agreement at any time for cause without incurring any post-termination obligation to Mr. Myers. The agreement provides severance benefits in the event Mr. Myers is terminated without cause. The severance benefits are his base salary and continued benefit plan participation for the remainder of the then current three (3) year term of the agreement. The Company also must pay Mr. Myers all accrued salary, vested deferred compensation and other benefits due to him on the termination date. If Mr. Myers is terminated in connection with a change in control, he is to be paid severance compensation equal to three times his annual salary and other compensation at the rates then in effect at the time of termination, and he will be entitled to continue participating in other benefit plans for three years. Mr. Myers is prohibited from competing with the Company or its subsidiaries within a 25-mile radius of the Company's main office for a period of one year following the termination of his employment.

    The Company maintains severance agreements with certain key individuals (including the additional four persons named in the cash compensation table) providing for guaranteed severance payments equal to two times the sum of annual compensation (including amounts paid under the Company's Management Incentive
Plan), legal fees, and the continuation of life and health insurance benefits for two years if there is a change of control of the Company and the employee is terminated within two years thereafter. These agreements also provide for a cash payment of the amount necessary to compensate the employees for the costs resulting from the imposition of excise taxes payable under the Internal Revenue Code.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company's compensation program is administered by the Executive Committee of the Board of Directors. The Committee is comprised of six independent, non-employee directors. The Chief Executive Officer serves on this committee ex-officio, but not as Chairman. Following review and approval by the Executive Committee, all matters regarding executive compensation are referred to the Board of Directors for final approval.

    In determining appropriate levels of executive compensation, the Committee has at its disposal reference information regarding compensation ranges and levels for executive positions in comparable companies. In determining compensation to be paid to executive officers, primary consideration is given to quality long-term earnings growth to be accomplished by achieving both financial and non-financial goals such as the implementation of the sales program, asset quality and growth and staff training. The objectives of this philosophy are to
(i) encourage a consistent and competitive return to stockholders, (ii) reward bank and individual performance, (iii) provide financial rewards for performance for those having significant impact on corporate profitability and (iv) provide competitive compensation in order to attract and retain key personnel.

    The two basic components to the total compensation of all key executives, including the Chief Executive Officer, are base salary and an incentive component. The salary component is reflective of levels of responsibility, authority and performance relative to similar positions in the banking industry. These criteria are quantified by an external, nationally-recognized compensation consulting company and are converted to salary ranges for various positions within the organization, including that of Chief Executive Officer. The practice of the Compensation Committee for the expected level of performance by an executive in that particular job position is to have base salary reflect a level consistent with the mid-point of the relevant range.

    The incentive portion is directly related to overall executive performance as measured by growth in earnings per share, asset growth, return on equity, new trust business or other organizational issues such as investigating the appropriateness of new lines of business, various opportunities for expansion and other measures reflective of organizational growth and progress. The incentive portion of the Chief Executive Officer's compensation is a function of the degree to which the incumbent has successfully met a variety of objectives set forth in writing by the Board of Directors at the beginning of the year. His percentage completion of these objectives is then used to determine the degree to which he participates in the final incentive award.

    The stock option portion of compensation closely follows the cash incentive portion. The mid-point of the executive's salary range is adjusted downward by a weighing factor and then multiplied by the same percentage of completion as was used to determine the cash incentive portion. This figure is then divided by a number provided by an independent, external consulting agency which reflects the present value of the option, itself.

    The 1998 compensation of the Chief Executive Officer was determined by the Executive Committee based on the policies previously described. The Chief Executive Officer, while primarily compensated by Merchants Bank, has a range of responsibility for the management of both the Company and its subsidiaries which is considered when establishing levels of compensation.

                           William C. Glenn, Chairman
                                 C. Tell Coffey
                                  John M. Lies
                                James D. Pearson
                               Frank A. Sarnecki
                                 John J. Swalec

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Myers served in an ex-officio capacity on the Executive Committee of the Company during the past fiscal year. However, Mr. Myers did not participate in any decision pertaining to his own compensation.

    THE INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY DOCUMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY SHALL NOT BE DEEMED TO INCLUDE THE FOLLOWING PERFORMANCE GRAPH AND RELATED INFORMATION UNLESS SUCH GRAPH AND RELATED INFORMATION ARE SPECIFICALLY STATED TO BE INCORPORATED BY REFERENCE INTO SUCH DOCUMENT.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

    The following graph shows a five year comparison of cumulative total returns for the Company, the Nasdaq Stock Market (US Companies) and an index of Nasdaq Bank Stocks. The Common Stock of the Company trades in the over-the-counter market and was first listed for quotation on the Nasdaq Stock Market in October, 1993. The graph was prepared at the Company's request by Research Data Group, San Francisco, California.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                   ASSUMES $100 INVESTED ON DECEMBER 31, 1993

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           MERCHANTS BANCORP, INC.  NASDAQ STOCK MARKET - US    NASDAQ BANK
12/93                         $100                       $100           $100
12/94                         $103                        $98           $100
12/95                         $139                       $138           $148
12/96                         $154                       $170           $196
12/97                         $286                       $209           $328
12/98                         $289                       $293           $325

*TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

                                                CUMULATIVE TOTAL RETURN
                                             12/31/93     12/31/94     12/31/95     12/31/96     12/31/97     12/31/98
Merchants Bancorp Inc.....................   $     100    $     103    $     139    $     154    $     286    $     289
Nasdaq Stock Market--US...................   $     100    $      98    $     138    $     170    $     209    $     293
Nasdaq Bank Index.........................   $     100    $     100    $     148    $     196    $     328    $     325

                          TRANSACTIONS WITH MANAGEMENT

    Certain directors and executive officers of the Company (including their affiliates, families and companies in which they are principal owners, officers or directors) were loan customers of, and had other transactions with, the Company and its subsidiaries in the ordinary course of business. Such loans and lines of credit were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

    Mr. C. Tell Coffey, a director of the Company, holds a 48% beneficial interest in the real estate that Merchants Bank leases at 2255 Sullivan Road, Ste. B, Aurora, Illinois 60506. The term of the lease is from May 1, 1997 and will terminate on April 30, 2004. The monthly rental payments are $18,791 until April 30, 1999 and then increase at the rate of 2% annually thereafter until April 30, 2004.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The appointment of independent public accountants is approved annually by the Board of Directors. The decision of the Board of Directors is based on the recommendation of the Examining Committee. In making its recommendation, the Examining Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Board of Directors has authorized the engagement of Crowe, Chizek and Company LLP ("Crowe Chizek") as its independent public accountants for the fiscal year 1999. Crowe Chizek has had the responsibility for examining the consolidated financial statements of the Company and its subsidiaries since 1992. A proposal will be presented at the meeting to ratify the appointment of Crowe Chizek. If the appointment of Crowe Chizek is not ratified, the matter of the appointment of independent public accountants will be considered by the Board of Directors.

    One or more representatives of Crowe Chizek are expected to be present at the annual meeting with the opportunity to make a statement, if they desire to do so, and to be available to respond to the appropriate questions.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THIS APPOINTMENT.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    For inclusion in the Company's Proxy Statement and form of proxy relating to the 2000 Annual Meeting of Stockholders, stockholder proposals must be received by the Company on or before November 22, 1999. In order to be presented at such meeting, notice of the proposal must be received by the Company on or before February 21, 2000, and must otherwise comply with the Company's bylaws.

                                 OTHER MATTERS

    Management does not intend to present any other business at the meeting and knows of no other matters which will be presented. However, if any other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on those matters.

                               VOTING OF PROXIES

    Unless a stockholder indicates otherwise, shares represented by proxy will be voted in favor of the election of the three nominees for Class C director named in this proxy statement (or such other person designated by the Board of Directors in the event a nominee is unable or declines to serve), and in favor of the ratification of the appointment of Crowe Chizek as independent public accountants for the Company for the year ending December 31, 1999.

                                          By order of the Board of Directors,

                                                  [SIGNATURE]

                                          DANA K. HOPP

                                          ADMINISTRATIVE ASSISTANT
                                          AND SECRETARY-TREASURER

Aurora, Illinois

March 22, 1999

PROXY                                                                    PROXY


                             MERCHANTS BANCORP, INC.

                   PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS -- APRIL 20, 1999


     The undersigned hereby appoints Walter E. Deuchler, Jr., Edward J. McWethy and Ralph D. Voris, or any of them acting in the absence of the others, with full power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of Merchants Bancorp, Inc., to be held at the Copley Theatre, North Island Center, 8 East Galena Boulevard, Aurora, Illinois 60506, on Tuesday, April 20, 1999, at 9:30 a.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                             MERCHANTS BANCORP, INC.
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /  /

                                          For    Withhold   For All
                                          All      All      (Except Nominee(s)
                                                             written below)
1. ELECTION OF DIRECTORS -- Class C       / /      / /        / /
   NOMINEES: Jacqueline E. Henning,
   Calvin R. Myers and Frank K. Voris

                                          For    Against   Abstain
2. To ratify the selection of Crowe,      / /      / /       / /
   Chizek & Company LLP as independent
   auditors for the Company for 1999.

3. Check here if you plan to attend the       / /
   meeting.

Check here for address change.                / /

New Address: _______________________________________________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

Dated:______________________, 1999

Signature(s)________________________________________________________________

____________________________________________________________________________
NOTE: Please sign exactly as your name(s) appears. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee, or guardian, etc., please give your full title.